ENERGY METALS CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

This plan, once effective pursuant to Section 16.1 hereof, amends and restates the Energy Metals Corporation Stock Option Plan originally adopted by shareholders of the Corporation on December 11, 2003, with amendments adopted by shareholders on November 22, 2004, and November 17, 2005, April 11, 2006, and amendments adopted solely by the board of directors on June 9, 2006.

1.	INTERPRETATION

1.1 Defined Terms - For the purposes of this Plan, the following terms shall have the following meanings:

(a)	"Associate" shall have the meaning ascribed to such term in section 1(1) of the British Columbia Securities Act, as amended from time to time;

(b)	“Blackout Period” means a Corporation imposed period of time preventing officers, directors and employees from exercising options.

(c)	"Board" means the Board of Directors of the Corporation;

(d)	“Certificate” means an Option certificate in the form attached as Schedule “A” hereto;

(e)

"Change in Control" means the acquisition, directly or indirectly, through one transaction or a number of transactions, by any Person, of an aggregate of more than fifty percent of the outstanding Shares;

(f)	"Committee" means a committee of the Board appointed in accordance with this Plan, or if no such committee is appointed, the Board itself;

(g)	"Corporation" means Energy Metals Corporation, a company incorporated under the laws of British Columbia;

(h)	"Date of Grant" means the date on which a grant of an Option is effective;

(i)

"Disability" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months which causes an individual to be unable to engage in any substantial gainful activity;

(j)	"Effective Date" means the effective date of this Plan, which is the day of its approval by the shareholders of the Corporation;

(k)	"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(l)	"Guardian" means the guardian, if any, appointed for an Optionee;

(m)	“Insider” has the meaning ascribed to it in the British Columbia Securities Act.

(n)	“Market Price” means the closing trading price at the time of grant on TSX or another stock exchange where the majority of the trading volume and value of the listed securities occurs;

(o)	"Option" means an option to purchase Shares granted pursuant to the terms of this Plan (and for certainty, includes options granted under earlier versions of this Plan);

(p)	"Option Price" means the exercise per Share for an Option which shall be expressed in Canadian funds or in the United States dollar equivalent thereof;

(q)	"Optionee" means a person to whom an Option has been granted;

(r)

"Person” means a natural person, company, government, or political subdivision or agency of a government; and where two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed to be a Person;

(s)	"Plan" means the Stock Option Plan of the Corporation as amended and restated;

(t)	"Qualified Successor" means a person who is entitled to ownership of an Option upon the death of an Optionee, pursuant to a will or the applicable laws of descent and distribution upon death;

(u)	"Related Company" shall mean a company which is an affiliate of the Corporation as the term “affiliate” is defined in Section 1(2) of the British Columbia Securities Act, as amended from time to time;

(v)	"Shares" means the common shares in the capital of the Corporation;

(w)

“Subsidiary” means any corporation or company of which outstanding securities to which are attached more than 50% of the votes that may be case to elect directors thereof are held (provided that such votes are sufficient to elect a majority of such directors), other than by way of security only, by or for the benefit of the Corporation and/or for the benefit of any other corporation or company in like relation to the Corporation, and include any corporation or company in like relation to a Subsidiary.

(x)	“TSX” means the Toronto Stock Exchange;

(y)	"Term" means the period of time during which an Option may be exercised; and

(z)	"Terminating Event" means:

(i) the dissolution or liquidation of the Corporation,

(ii)

a merger or consolidation of the Corporation with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Corporation as a group will hold less than a majority of the outstanding capital stock of the surviving corporation,

(iii) the sale or other disposition of all or substantially all of the assets of the Corporation, or

(iv)

a material change in the capital structure of the Corporation that is deemed to be a Terminating Event by virtue of the last sentence of Section 10.1 of this Plan or by virtue of Section 10.4 of this Plan.

1.2 Any question relating to interpretation of the Plan or any Option shall be determined by the Board of Directors and such determination shall be final and binding upon all persons.

2.	STATEMENT OF PURPOSE

2.1 Principal Purposes - The principal purposes of the Plan are to provide the Corporation with the advantages of the incentive inherent in share ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Corporation; to create in such individuals a proprietary interest in, and a greater concern for, the welfare and success of the Corporation; to encourage such individuals to remain with the Corporation; and to attract new employees, officers, directors and consultants to the Corporation.

2.2 Benefit to Shareholders - The Plan is expected to benefit shareholders by enabling the Corporation to attract and retain personnel of the highest caliber by offering such personnel an opportunity to share in any increase in value of the Shares resulting from their efforts.

3.	ADMINISTRATION

3.1 Board or Committee - The Plan shall be administered by the Board or by a Committee appointed in accordance with Section 3.2 below.

3.2 Appointment of Committee - The Board may at any time appoint a Committee, consisting of not less than three of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

3.3 Quorum and Voting - A majority of the members of the Committee shall constitute a quorum, and, subject to the limitations in this Section 3, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. No member of the Committee who is a director to whom an Option may be granted may participate in the decision to grant such Option (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee in which action is taken with respect to the granting of an Option to him).

3.4 Powers of Committee - Any Committee appointed under Section 3.2 above shall have the authority to do the following:

(a)	administer the Plan in accordance with its terms;

(b)	determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Shares;

(c)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(d)	prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(e)	determine the duration and purpose of leaves of absence from employment which may be granted to Optionees without constituting a termination of employment for purposes of the Plan;

(f)	do the following with respect to the granting of Options:

	(i)	determine the employees, officers, directors or consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan,

	(ii)	determine the terms and provisions of the Option which shall be entered into with each Optionee (which need not be identical with the terms of any other Option),

	(iii)	amend the terms and provisions of an Option, provided the Committee obtains the consent of the Optionee,

	(iv)	determine when Options shall be granted,

	(v)	determine the number of Shares subject to each Option; and

(g)	make all other determinations necessary or advisable for administration of the Plan.

3.5 Obtain Approvals - In administering this Plan, the Committee will obtain any regulatory or shareholder approvals which may be required pursuant to applicable securities laws or the rules of any stock exchange or over the counter market on which the Shares are listed.

3.6 Administration by Committee - All determinations made by the Committee in good faith on matters referred to in Section 3.4 shall be final, conclusive and binding upon all Persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan. In addition, the Committee's administration of the Plan shall in all respects be consistent with the policies and rules of any stock exchange or over the counter market on which the Shares are listed.

4.	ELIGIBILITY

4.1 Eligibility for Options - Options may be granted to any employee, officer, director or consultant of the Corporation or any Related Company.

4.2 Insider Eligibility for Options - Notwithstanding Section 4.1 hereof, grants of Options to Insiders shall be in accordance with the policies of the TSX.

4.3 No Violation of Securities Laws - No Option shall be granted to any Optionee unless the Committee has determined that the grant of such Option and the exercise thereof by the Optionee will not violate the securities law of the jurisdiction in which the Optionee resides.

5.	SHARES SUBJECT TO THE PLAN

5.1 Number of Shares - The Committee, from time to time, may grant Options to purchase Shares under the Plan, to be made available from authorized, but unissued, Shares. The maximum number of Shares issuable under the Plan shall be adjusted, where necessary, to take account of the events referred to in Section 10 hereof. In no event will the maximum number of Shares issuable under the Plan, or otherwise, exceed 10% of the issued shares of the Corporation outstanding at the time of grant. The maximum number of Shares which may be reserved for issuance to any one person under the Plan shall be 5% of the issued and outstanding Shares (on a non-diluted basis) less the aggregate number of Shares reserved for issuance to such person under any other outstanding options. After this Plan becomes effective all Options issued by the Corporation must be made pursuant to the terms of this Plan until the Plan is terminated.

5.2 Calculation of Number of Shares - For the purposes of calculating the maximum aggregate number of Shares which may be reserved for issuance under the Plan pursuant to subsection 5.1, the following will apply:

(a)

at the time of any grant under this Plan, all outstanding Options shall be treated as though they were Options granted under this Plan. Further, for the purposes of such calculation, Shares that have been issued pursuant to the exercise of Options under this Plan or any other options, will not be included in determining such maximum aggregate number of Shares reserved for issuance under the Plan pursuant to subsection 5.1.

(b)	Any Shares in respect of which Options have terminated or expired without having been exercised may be made the subject of a further Option or Options under this Plan.

(c)

The number of Shares in respect of which previously granted Options have been exercised shall not be deducted from the number of Shares which may be reserved for issuance under this Plan in accordance with subsection 5.1.

In this subsection 5.2, the term “Option” shall include options granted to any person who at the time of grant was in the class of persons described in section 4.1, whether granted under this Plan or any other previous plan or grant.

5.3 Reservation of Shares - The Corporation will at all times reserve for issuance and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

5.4 Restrictions on Insiders - The Corporation shall not grant an Option under this Plan where such grant:

(a)

would result in the number of Shares reserved for issuance to Insiders under the Plan exceeding 10% of the total number of Shares of the Corporation which are issued and outstanding at the date of such grant;

(b)	could result in the issuance to Insiders under the Plan, in any one year period, of an aggregate number of Shares which exceeds 10% of the issued and outstanding Shares of the Corporation; and

(c)

could result in the issuance under the Plan to any one Insider and/or such Insider’s associates, in any one year period, of an aggregate number of Shares which exceeds 5% of the issued and outstanding Shares of the Corporation.

6.	OPTION TERMS

6.1 Option With respect to each Option to be granted to an Optionee, the Committee shall specify the following terms in the Option between the Corporation and the Optionee:

(a)	the Date of Grant;

(b)	subject to section 9.1 the Term, provided that the length of the Term shall in no event be greater than five years following the Date of Grant;

(c)	the Option Price, provided that the Option Price shall not be less than the Market Price;

(d)

any vesting schedule contained in the Certificate upon which the exercise of an Option is contingent; provided that, subject to compliance with the policies of the TSX, the Committee shall have complete discretion with respect to the terms of any such vesting schedule, including, without limitation, discretion to:

	(i)	permit partial vesting in stated percentage amounts based on the Term of such Option; and

	(ii)	permit full vesting after a stated period of time has passed from the Date of Grant;

(e)

if the Optionee in respect of an Option grant is an employee, a representation by the Corporation that the Optionee is a bona fide employee of the Corporation, subsidiary of the Corporation or management company providing services to the Corporation (other than investor relations); and

(f)	such other terms and conditions as the Committee deems advisable and are consistent with the purposes of this Plan.

The Secretary or other authorized officer of the Corporation will deliver to the Optionee a Stock Option Certificate in the form attached hereto as Schedule “A” detailing the terms of his or her Option, or in such other form as the Board or the Committee shall determine from time to time.

6.2 Uniformity - Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan be uniform.

7.	EXERCISE OF OPTION

7.1 Method of Exercise - Subject to any limitations or conditions imposed upon an Optionee pursuant to the Certificate or Section 6 hereof, an Optionee may exercise an Option by giving written notice thereof to the Corporation at its principal place of business.

7.2 Compliance with U.S. Securities Laws - As a condition to the exercise of an Option, the Board or Committee may require the Optionee to make representations and warranties in writing at the time of such exercise in order to establish, to the satisfaction of the Corporation and its legal counsel, that the Shares may legally be issued in compliance with all applicable U.S. federal and state securities laws. If required by applicable U.S. federal and state securities laws, a stop-transfer order against such Shares shall be placed on the stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, shall be stamped on the certificates representing such Shares. The Board or Committee also may require such other documentation as they, in their sole discretion, may from time to time determine to be necessary to comply with U.S. federal and state securities laws. The Corporation has no obligation to undertake registration of Options or the Shares of stock issuable upon the exercise of Options.

7.3 Payment of Option Price - The notice described in Section 7.1 shall be accompanied by full payment of the aggregate Option Price to the extent the Option is so exercised, and full payment of any amounts the Corporation determines must be withheld for tax purposes from the Optionee pursuant to the Option. Such payment shall be in lawful money (Canadian funds) by cheque. The Corporation may, in the discretion of the Committee, facilitate the exercise of options by any Holder by providing financial assistance to such Holder on such terms and in such manner as the Committee may determine and as permitted under the Articles of the Corporation and in accordance with applicable corporate and securities laws and the rules and policies of any stock exchange on which the securities are listed. For the purposes of this section, financial assistance may include a loan by the Corporation to such Holder, or the acceptance by the Corporation of the proceeds of a sale of the Shares in respect of which an Option is to be exercised at the time of delivery of such Shares to such Holder. For the purpose of the foregoing, where financial assistance is offered by the Corporation to the Holder in accordance with this subsection, the Committee may waive the requirement that delivery of full payment of the aggregate Option Price be made at the time notice described in section 7.1 is delivered provided that full payment is received by the Corporation no later that the time of delivery of the certificate representing the Shares.

7.4 Issuance of Certificates - Not later than the third business day after exercise of an Option in accordance with Sections 7.1 and 7.3 hereof, the Corporation shall issue and deliver to the Optionee a certificate or certificates evidencing the Shares with respect to which the Option has been exercised. Until the issuance of such certificate or certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the certificate is issued, except as provided by Section 10 hereof.

8.	TRANSFERABILITY OF OPTIONS

8.1 Non-Transferable - Except as provided otherwise in this Section 8, Options are non-assignable and non-transferable.

8.2 Death of Optionee - If the employment of an Optionee as an employee or consultant of the Corporation or any Related Company, or the position of an Optionee as a director or officer of the Corporation or any Related Company, terminates as a result of his or her death, any Options held by such Optionee shall pass to the Qualified Successor of the Optionee, and shall be exercisable by the Qualified Successor for a period of 1 year following such death, provided that in no case shall the Term of the Option extend beyond five years from the Date of Grant.

8.3 Disability of Optionee - If the employment of an Optionee as an employee or consultant of the Corporation or any Related Company, or the position of an Optionee as a director or officer of the Corporation or any Related Company, is terminated by the Corporation or any Related Company by reason of such Optionee's Disability, any Option held by such Optionee that could have been exercised immediately prior to such termination of service shall be exercisable by such Optionee, or by his Guardian, for a period of 1 year following the termination of service of such Optionee.

8.4 Disability and Death of Optionee - If an Optionee who has ceased to be employed by the Corporation or any Related Company by reason of such Optionee's Disability dies within 30 days after the termination of such employment, any Option held by such Optionee that could have been exercised immediately prior to his or her death shall pass to the Qualified Successor of such Optionee, and shall be exercisable by the Qualified Successor for a period of 1 year following the death of such Optionee, provided that in no case shall the Term of the Option extend beyond five years from the Date of Grant.

8.5 Vesting - Options held by a Qualified Successor or exercisable by a Guardian shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

8.6 Deemed Non-Interruption of Employment - Employment shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Optionee's right to reemployment with the Corporation or any Related Company is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Optionee's reemployment is not so guaranteed, then his or her employment shall be deemed to have terminated on the ninety-first day of such leave.

8.7 Retirement - In the event of the termination of employment of an Optionee who is an Employee at any time during the term of an Option by reason of retirement at or after the age of 60 or after 20 years of employment by the Corporation or any of its subsidiaries, the rights to purchase Shares under the Option which have accrued to the Optionee and remain unexercised at, or which accrue subsequent to, the date of his retirement shall remain exercisable by the Optionee (or by the Optionee's legal personal representative or representatives if the Optionee dies before the last date of exercise of the Option) beyond that date in accordance with the terms of the Option as if the Optionee had not retired.

9.	TERMINATION OF OPTIONS

9.1 Termination of Options - To the extent not earlier exercised or terminated in accordance with section 8 above, an Option shall terminate at the earliest of the following dates:

(a)

the termination date specified for such Option in the Certificate, conditional upon the termination date occurring during a Blackout Period, in which case the termination date would be extended by the number of days between the specified termination date and the expiration of the Blackout Period, such extension period not to exceed ten (10) business days.

(b)

where the Optionee's position as an employee, consultant or director of the Corporation or any Related Company is terminated for just cause (as hereinafter defined), the date of such termination for just cause. For the purpose of this subsection 9.1(b), a person may cease his position for “just cause” if:

(i)	as a result of an act or omission which constitutes a breach by him of his duties or obligations to the Corporation or a Subsidiary;

(ii)	for committing a dishonest or fraudulent act against the Corporation or a Subsidiary;

(iii)	as a result of having been subjected to penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority; or

(iv)	for committing any other act or omission which is materially injurious to the financial condition or business reputation of the Corporation or a Subsidiary;

and, in the case of a director or officer, as a result of ceasing to meet the qualifications as a director or officer pursuant to TSX Policies or applicable securities or corporate legislation;

(c)

where the Optionee's position as an employee, consultant, officer or director of the Corporation or any Related Company terminates for a reason other than the Optionee's disability, death, or termination for just cause, 90 days after such date of termination, PROVIDED that if an Optionee’s position with the Corporation changes from one of the said categories to another category, such change shall not constitute termination for the purpose of this subsection 9.1(c);

(d)

where the Optionee is engaged in Investor Relations Activities (as that term is used in the policies of the TSX) and the Optionee’s position terminates for a reason other than the Optionee’s disability, death, or termination for just cause, 30 days after such date of termination;

(e)	the date of any sale, transfer, assignment or hypothecation, or any attempted sale, transfer, assignment or hypothecation, of such Option in violation of Section 8.1 above; and

(f)	the date specified in Section 10.3 below for such termination in the event of a Terminating Event.

9.2 Lapsed Options - If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options. If an Option has been surrendered in connection with the regranting of a new Option to the same Optionee on different terms than the original Option granted to such Optionee, then the new Option is subject to approval of the stock exchange on which the Shares are listed.

10.	ADJUSTMENTS TO OPTIONS

10.1 Option Amendments for Insiders – Securityholder approval (excluding the votes of securities held directly or indirectly by Insiders benefiting from the amendment) is required for (i) a reduction in the Option Price or (ii) an extension of the term, under the Plan benefiting an Insider of the Corporation.

10.2 Alteration in Capital Structure - If there is a material alteration in the capital structure of the Corporation resulting from a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of the holder of each such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation (a) a change in the number or kind of shares of the Corporation covered by such Options, and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 10.2, the issuance of additional shares of stock of the Corporation in exchange for adequate consideration (including services), shall not be deemed to be material alterations of the capital structure of the Corporation. If the Committee determines that the nature of a material alteration in the capital structure of the Corporation is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event for the purposes of this Plan.

10.3 Terminating Events - Subject to Section 10.4, all Options granted under the Plan shall terminate upon the occurrence of a Terminating Event.

10.4 Notice of Terminating Event - The Committee shall give notice to Optionees not less than thirty days prior to the consummation of a Terminating Event. Upon the giving of such notice, all Options granted under the Plan shall become immediately exercisable, notwithstanding any contingent vesting provision to which such Options may have otherwise been subject.

10.5 Corporate Reorganization - In the event of a reorganization as defined in this Section 10.4 in which the Corporation is not the surviving or acquiring corporation, or in which the Corporation is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of an option therefore, all Options granted under this Plan shall terminate and such event shall be deemed a Terminating Event. For purposes of this Section 10.5, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Corporation, or sale, pursuant to an agreement with the Corporation, of securities of the Corporation pursuant to which the Corporation becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

10.6 Acceleration on Change of Control - Upon a Change in Control, all Options shall become immediately exercisable, notwithstanding any contingent vesting provisions to which such Options may have otherwise been subject.

10.7 Acceleration of Date of Exercise - The Committee shall have the right to accelerate the date of vesting of any portion of any Option which remains unvested.

10.8 Determinations to be Made By Committee - Adjustments and determinations under this Section 10 shall be made by the Committee, whose decisions as to the adjustments or determination which shall be made, and the extent thereof, shall be final, binding, and conclusive.

10.9 Effect of a Take-over - If a bona fide offer (the “Offer”) for Shares is made to an Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer constitutes a take-over bid within the meaning of section 92 of the British Columbia Securities Act, as amended from time to time, the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon any Option held by an Optionee may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the “Optioned Shares”) to the Offer. If:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror pursuant thereto;

the Optioned Shares or, in the case of clause (b) above, the Optioned Shares that are not taken up and paid for, may be returned by the Optionee to the Corporation and reinstated as authorized but unissued shares and with respect to such returned Optioned Shares, the Option shall be reinstated as if it had not been exercised. If any Optioned Shares are returned to the Corporation under this Section, the Corporation shall refund the Option Price to the Optionee for such Optioned Shares.

11.	TERMINATION AND AMENDMENT OF PLAN

11.1 Power of Committee to Terminate or Amend Plan - Subject to the approval of any stock exchange on which the Corporation’s securities are listed, the Committee may terminate, suspend or amend the terms of the Plan; provided, however, that, except as provided in Section 10 above and subsection 11.2 below, any amendment to the Plan is subject to the approval by the affirmative votes of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws, or by the written consent of the holders of a majority of the securities of the Corporation entitled to vote (“Shareholder Approval”).

11.2 Specific Amendment Provisions - Subject to the approval of any stock exchange on which the Corporation’s securities are listed, the Committee may amend the terms of the Plan without Shareholder approval in the following circumstances:

(a)	to comply with the requirements of any applicable regulatory authority;

(b)	to comply with the rules, policies and terms of listing of any stock exchange on which the Corporations securities are listed;

(c)

to correct any typographical errors in this Plan, including the attached Stock Option Certificate, or to amend wording of any provision of this Plan for the purpose of clarifying the meaning of existing provisions of the Plan;

(d)	to modify or extend the termination date applicable to any specific grant of Options pursuant to this Plan, other than Options held by Insiders;

(e)	to amend the exercise price of any Options held by persons who are not Insiders; and

(f)	to amend the categories of persons described in subsection 4.1 who are eligible to receive Options under this Plan.

11.2 No Grant During Suspension of Plan - No Option may be granted during any suspension, or after termination, of the Plan. Amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

12.	CONDITIONS PRECEDENT TO ISSUANCE OF SHARES

12.1 Compliance with Laws - Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable U.S. federal and state securities laws and the requirements of any stock exchange or automated interdealer quotation system upon which such Shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such Shares. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any Shares under this Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such Shares.

13.	USE OF PROCEEDS

13.1 Use of Proceeds - Proceeds from the sale of Shares pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Corporation and shall be used for general corporate purposes.

14.	NOTICES

14.1 Notices - All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given, in which case notice shall be deemed to have been duly given on the date of such service; telefaxed, in which case notice shall be deemed to have been duly given on the date the telefax is sent; or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the tenth postal delivery day following the date of such mailing.

15.	MISCELLANEOUS PROVISIONS

15.1 No Obligation to Exercise - Optionees shall be under no obligation to exercise Options granted under this Plan.

15.2 No Obligation to Retain Optionee - Nothing contained in this Plan shall obligate the Corporation or any Related Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Corporation or any Related Company to reduce such Optionee's compensation.

15.3 Duration of the Plan – Subject to the provisions of section 11 (Termination and Amendment of Plan), the Plan shall remain in effect until all grants of Options under the Plan have been terminated pursuant to the provisions of the Plan or satisfied by the issuance of Shares or the payment of cash.

15.4 Binding Agreement - The provisions of this Plan and each Option with an Optionee shall be binding upon such Optionee and the Qualified Successor or Guardian of such Optionee.

15.5 Use of Terms - Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

15.6 Headings - The headings used in this Plan are for convenience of reference only and shall not in any way affect or be used in interpreting any of the provisions of this Plan.

15.7 No Representation or Warranty - The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

16.	EFFECTIVE DATE OF PLAN

16.1 Effective Date of Plan - This Plan shall be effective the day of its approval by the shareholders of the Corporation.

/s/ Christine Thomson
Corporate Secretary

Date approved by the Board of Directors of the Corporation:	December 1, 2006

SCHEDULE A

Energy Metals Corporation
Suite 1238 – 200 Granville Street, Vancouver, British Columbia, V6C 1S4

STOCK OPTION CERTIFICATE
(the "Certificate")

Date:	•
To:	•

Re: Grant of Stock Option

This Certificate certifies that Energy Metals Corporation (the "Corporation") has granted to you an option (the "Option") to purchase common shares in the capital of the Corporation pursuant to the Corporation’s Stock Option Plan (the "Plan") established by the Corporation or any successor plan thereto, as amended from time to time in accordance with its terms.

Your Option is subject to the terms and conditions of the Plan which are deemed to be incorporated in this Certificate, and to the following specific provisions:

Date of Grant:	•

Type of Grant:	Stock Option.

Number of Options:	•

Option Price:	$ • per share.

Term of Option:	•

Option Vesting Schedule:	•

THE EXERCISE OF THIS OPTION IS SUBJECT TO THE TERMS AND RESTRICTIONS SET OUT IN THE STOCK OPTION PLAN. TERMS HAVE THE MEANING AS SET OUT IN THE STOCK OPTION PLAN.

Any shares issued to you as a result of the exercise of your Option will be issued under an exemption from the prospectus requirements of the British Columbia Securities Act and Rules thereto (the "Act"). The sale by you of those shares is subject to the resale rules of the Act, which, in summary, state as at the date hereof that the sale will be exempt from the requirements to file a prospectus, provided that:

14

(a)

if you are an Insider of the Corporation other than a director or senior officer of the Corporation, you have filed all records required to be filed under Sections 87 (Insider Reports) and 90 (Personal Information Form) of the Act;

(b)

if you are a director or senior officer of the Corporation, you have filed all records required to be filed under Section 87 (Insider Reports) and 90 (Personal Information Form) of the Act and the Corporation has filed all records required to be filed by Part 12 of the Act (Continuous Disclosure);

(c)	the trade is not a distribution from the holdings of a control person;

(d)	no unusual effort is made to prepare the market or create a demand for the shares; and

(e)	no extraordinary commission or other consideration is paid in respect of the trade.

If you are a resident of the United States, you are also reminded that this Option may not be exercised except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, and all applicable U.S. state securities laws, or pursuant to available exemptions from such registration requirements.

You may exercise the Option in whole or in part, form time to time, by delivering to the Corporation a notice on the form attached as Exhibit "A" to this Certificate. Such notice must be accompanied by a certified cheque payable to the Corporation for the full amount of the Option Price for the Options then being exercised. Upon payment, the Corporation shall issue and deliver or cause to be issued and delivered to you share certificates in your name for the number of Options so exercised.

Energy Metals Corporation

Per:
___________________________
Authorized Signatory

This is EXHIBIT "A" to
a Stock Option Certificate
granted by Energy Metals Corporation
to •

To:	Energy Metals Corporation

Re:	Stock Option Certificate dated • granted to the undersigned
by Energy Metals Corporation (the "Stock Option Certificate")

The undersigned hereby gives notice under the Stock Option Certificate of exercise of the Option (as defined in the Stock Option Certificate) with respect to the number of Options (as defined in the Stock Option Certificate) designated below and encloses a certified cheque in the designated amount representing payment in full for those shares.

Number of Options exercised:

Option Price:

Total Purchase Price:

Dated this _________day of _________________________, 20______
.

_________________________________
Signature of Option Holder

_________________________________
Full Name - Please Print

_________________________________
Residential Address

_________________________________